Exhibit (h)(15)

Form of Amended Schedule B to the
Shareholders Services Agreement

SCHEDULE B
TO
SHAREHOLDER SERVICES AGREEMENT

Name of Fund

Boston Trust Balanced Fund

Boston Trust Equity Fund

Boston Trust Midcap Fund

Boston Trust Small Cap Fund

Walden Social Balanced Fund

Walden Social Equity Fund

Walden Midcap Fund

Walden Small Cap Innovations Fund